UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

 Date of Report (Date of earliest event reported) June 30, 2006 (June 30, 2006)


                              GAMCO INVESTORS, INC.
             (Exact name of registrant as specified in its charter)


           New York                    1-14761                    13-4007862
(State or other jurisdiction         (Commission                (IRS Employer
      of incorporation)              File Number)            Identification No.)

     One Corporate Center, Rye, NY                                  10580
(Address of principal executive offices)                          (Zip Code)

        Registrant's telephone number, including area code (914) 921-3700


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an
Off-Balance Sheet Arrangement of a Registrant

     On June 30, 2006, GAMCO Investors, Inc. (the "Company") and Cascade Investment L.L.C. ("Cascade") agreed to amend the terms of the $50 million convertible note maturing in August 2011 issued by the Company (the "Note") as follows: increase the rate of interest to 6% from 5% and raise the conversion price to $53 per share from $52 per share, in each case effective in September 15, 2006. In addition, the Company and Cascade agreed to extend the exercise date for Cascade's put option until May 15, 2007, extend the expiration date of the related letter of credit to May 22, 2007, and include a call option giving the Company the right to redeem the Note at 101% of its principal amount together with all accrued but unpaid interest thereon upon at least 30 days prior written notice, subject to certain conditions. A copy of the Fourth Amendment to the Note Purchase Agreement and the $50 Million Convertible Promissory Note reflecting the new terms are attached hereto as Exhibits 99.1 and 99.2, respectively, and are hereby incorporated by reference.



Item 9.01. Financial Statements and Exhibits.

     (d) Exhibits

     99.1 Fourth Amendment to the Note Purchase Agreement dated as of June 30, 2006

     99.2 $50 Million Convertible Promissory Note





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                                    SIGNATURE
                                    ---------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                GAMCO Investors, Inc.

                                                By: /s/ Douglas R. Jamieson
                                                    ----------------------------
                                                    Douglas R. Jamieson
                                                    President and Chief
                                                    Operating Officer

Date: June 30, 2006
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